Exhibit 99.1

                 Hungarian Telephone and Cable Corp.
       to Host Conference Call to Discuss Q2 Financial Results


    SEATTLE--(BUSINESS WIRE)--Aug. 16, 2007--Hungarian Telephone and Cable Corp. (AMEX:HTC): On August 23, 2007 (at 14:00 UK time, 15:00 CET, 9:00 AM ET), the CEO and CFO of Hungarian Telephone and Cable Corp. will host a conference call to discuss its financial results for the second quarter 2007. You can participate in the conference call by dialling +44 20 8515 2301 (UK), 0800 358 0857 (UK toll free),
+1-480-629-9564 (International) or +1-888-469-4228 (U.S.) and
referencing "Hungarian Telephone and Cable Corp." You can access a web cast of the call on the Hungarian Telephone and Cable Corp. web site at http://www.htcc.hu/index.php?id=160&L=1. The web cast will be archived for 30 days.

    In addition, a replay will be available two hours after the call has ended and through August 30, 2007. To access the replay of the call, in the UK please dial +44 207 154 2833 or 0800 358 3474 (toll free). In the U.S. please dial +1-800-406-7325 or internationally dial +1-303-590-3030 and enter the access code 3771603.

    HTCC's financial information for the second quarter is posted on its web site at www.htcc.hu.

    ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

    Hungarian Telephone and Cable Corp. is the number one alternative and the second largest fixed line telecommunications and broadband Internet Services Provider in the Republic of Hungary with more than 700,000 customers in Hungary. In addition to delivering voice, data and Internet services in Hungary, it is also a major player in the Central and Eastern European wholesale telecommunications market.


    CONTACT: Hungarian Telephone and Cable Corp.
             Robert Bowker, Chief Financial Officer
             Hungary, 011-361-801-1374
             U.S., 206-654-0204